Exhibit 10.12

Garching Lease Agreement

(English Language Summary)

Name of Lease:	Mietvertrag für gewerbliche Räume

Parties to Lease:	Stieber GmbH and Schmidt Lacke GmbH

Date of Lease:	August 5, 1981

Termination Date of Lease:	December 31, 2006

Location/ Property Leased:	Dieselstrabe 14 85748 Garching Germany

Size of Space:	34,944 Sq. Ft

Payments:	$25,839 per month

Right to Terminate:	Either party may terminate on 12 months notice prior to the end of a calendar year.

Option to Extend:	None listed.

Transfer or Assignment:	No right to transfer or assign.

Uses allowed:	Production of industrial products and operation of a warehouse.